                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            Miller Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       [LOGO OF MILLER INDUSTRIES, INC.]
                             -------------------

                              8503 Hilltop Drive,
                           Ooltewah, Tennessee 37363
                                (423) 238-4171

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

  The Annual Meeting of Shareholders of Miller Industries, Inc. (the "Company") will be held at 10:00 a.m. (Eastern Time), on Monday, September 24, 2001, at the Hilton Northeast Atlanta, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, for the following purposes:

  1. To elect five (5) directors to hold office for a term of one (1) year or until their successors are duly elected and qualified; and

  2. To consider and act upon a proposal to amend the Company's Charter to effect a reverse split of all issued and outstanding shares of the Company's Common Stock at a ratio of one-for-five as discussed in the accompanying proxy statement;

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only shareholders of record at the close of business on August 10, 2001 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the Proxy Statement accompanying this notice for a complete statement regarding matters to be acted upon at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Frank Madonia
                                          ------------------------
                                          Frank Madonia
                                          Secretary

Atlanta, Georgia
August 20, 2001

 We urge you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke the proxy at any time before it is voted.

                            MILLER INDUSTRIES, INC.
                              8503 Hilltop Drive,
                           Ooltewah, Tennessee 37363
                                (423) 238-4171

                               ----------------

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS

  The accompanying proxy is solicited by the Board of Directors of Miller Industries, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at the Hilton Northeast Atlanta, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on Monday, September 24, 2001, at 10:00 a.m. (Eastern Time), and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This proxy material was first mailed to shareholders on or about August 20, 2001.

  A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the five director nominees, for the proposal to amend the Charter to effect a one-for-five reverse stock split, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. The proposed amendment to the Charter to effect a reverse stock split must be approved by the holders of a majority of the outstanding shares of the Company. Abstentions and broker non-votes (proxies received from brokers or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters) would have the effect of a negative vote for the amendment to the Charter.

  The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

  Only holders of the Common Stock of the Company, $0.01 par value per share (the "Common Stock"), at the close of business on August 10, 2001 are entitled to vote at the Annual Meeting. On such date, the Company had issued and outstanding 46,708,767 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

  The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and also may be made by the Company's executive officers or employees personally or by telephone or telegram. The Company does not anticipate paying any compensation to any other party other than its regular employees for this solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of July 1, 2001, certain information with respect to (a) all shareholders known to be "beneficial owners" (as that term is defined in the rules of the Securities and Exchange Commission) of more than five percent of the Common Stock; and (b) the Common Stock "beneficially owned" (i) by each director or nominee for director, (ii) by the executive officers named in the Summary Compensation Table and (iii) by all executive officers and directors of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

                                                  Amount and Nature
                                                    of Beneficial   Percent of
Name and Address of Beneficial Owner                Ownership(1)     Class(1)
------------------------------------              ----------------- ----------
William G. Miller(2).............................     7,566,791(3)    16.19%
Jeffrey I. Badgley...............................       387,506(4)        *
Frank Madonia....................................       350,506(5)        *
J. Vincent Mish..................................       271,131(6)        *
A. Russell Chandler, III.........................       240,078(7)        *
Paul E. Drack....................................       157,278(8)        *
Richard H. Roberts...............................       148,278(9)        *
All Executive Officers and Directors as a Group
 (7 persons).....................................     9,121,568(10)   19.06%

--------
 *   Less than one percent
 1. The Percent of Class column represents the percentage that the named person or group would beneficially own if such person or group, and only such person or group, exercised all currently exercisable options and rights to acquire shares of Common Stock held by such person or group.
 2. Mr. Miller's business address is Miller Industries, Inc., 3295 River Exchange Parkway, Suite 220, Norcross, Georgia 30092.
 3. Includes 546,444 shares held by the Miller Family Foundation, Inc., a Georgia non-profit corporation of which Mr. Miller is the sole director.
 4. Includes 270,929 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
 5. Includes 232,429 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
 6. Includes 193,054 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
 7. Includes 153,278 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
 8. Includes 153,278 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
 9. Includes 138,278 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.
10. Includes 1,141,246 shares which are issuable pursuant to options which are exercisable within sixty days of the date set forth above.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  Pursuant to the Company's Charter and Bylaws, the Board has fixed the number of directors at six. Under the terms of the Company's Charter and Bylaws, the members of the Board of Directors comprise a single class and at each annual meeting of shareholders all directors will be elected. The directors, if reelected, will serve until the annual meeting of shareholders in 2002. The Board may fill directorships resulting from vacancies or may increase the number of directors to as many as fifteen or decrease such number to as few as three directors. Executive officers are appointed annually and serve at the discretion of the Board of Directors.

  Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the election of the five nominees named below to constitute the entire Board. If for any reason a nominee is unable to serve as a director, it is intended that the proxies solicited hereby will be voted for such substitute nominee as the Board of Directors of the Company may propose, but in not event will the proxy be voted for more than five nominees. The Board of Directors has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration.

  The nominees for election shall be elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors, but rather each shareholder shall have one vote for each director for each share of Common Stock held by such shareholder.

  The following persons are the nominees for election to serve as directors. All five nominees are presently directors of the Company. Certain information relating to the nominees, which has been furnished to the Company by the individuals named, is set forth below. The Board has not named a sixth nominee for director, which will result in one vacancy on the Board until the Board names an additional nominee or reduces the size of the Board to five members.

 Name of Director           Background Information
 ----------------           ----------------------
 Jeffrey I. Badgley........ Mr. Badgley, 49, has served as Chief Executive
                            Officer of the Company since November 1997, as
                            President of the Company since June 1996 and as a
                            director since January 1996. In June 1997, he was
                            named Co-Chief Executive Officer of the Company, a
                            title he shared with Mr. Miller until November
                            1997. Mr. Badgley served as Vice President of the
                            Company from 1994 to 1996, and as Chief Operating
                            Officer of the Company from June 1996 to June
                            1997. In addition, Mr. Badgley has served as
                            President of Miller Industries Towing Equipment
                            Inc. since 1996. Mr. Badgley served as Vice
                            President--Sales of Miller Industries Towing
                            Equipment Inc. from 1988 to 1996. He previously
                            served as Vice President--Sales and Marketing of
                            Challenger Wrecker Corporation ("Challenger
                            Wrecker"), from 1982 until joining Miller
                            Industries Towing Equipment Inc.

 A. Russell Chandler, III.. Mr. Chandler, 56, has served as a director of the
                            Company since April 1994. He currently serves as Chairman of Amplified.Com, an internet music provider, and is founder and Chairman of Whitehall
                            Group Ltd., a private investment firm based in Atlanta, Georgia. Mr. Chandler served as the Mayor of the Olympic Village for the Atlanta Committee for the Olympic Games from 1990 through August
                            1996. From 1987 to 1993, he served as Chairman of United Plastic Films, Inc., a manufacturer and distributor of plastic bags. He founded Qualicare, Inc., a hospital management company, in 1972 and served as President and Chief Executive Officer until its sale in 1983.

 Name of Director           Background Information
 ----------------           ----------------------
 Paul E. Drack............. Mr. Drack, 72, has served as a director of the
                            Company since April 1994. Mr. Drack is also a
                            director of Euramax International PLC. Mr. Drack
                            retired in December 1993 as President and Chief
                            Operating Officer of AMAX Inc., positions he held
                            since August 1991. From 1985 to 1991, Mr. Drack
                            served in various capacities for operating
                            subsidiaries of AMAX Inc. including Chairman,
                            President and Chief Executive Officer of Alumax
                            Inc. and President of Kawneer Company. He was a
                            director of AMAX Inc. from 1988 to 1993. Prior to
                            its acquisition by Cyprus Minerals in November
                            1993, AMAX Inc. was a producer of aluminum and
                            manufactured aluminum products with interests in
                            domestic energy and gold production.

 William G. Miller......... Mr. Miller, 54, has served as Chairman of the
                            Board since April 1994. He served as Chief
                            Executive Officer of the Company from April 1994
                            until June 1997. In June 1997, he was named Co-
                            Chief Executive Officer, a title he shared with
                            the Company's President, Jeffrey I. Badgley until
                            November 1997. Mr. Miller also served as President
                            of the Company from April 1994 to June 1996. He
                            served as Chairman of Miller Group, Inc., from
                            August 1990 through May 1994, as its President
                            from August 1990 to March 1993, and as its Chief
                            Executive Officer from March 1993 until May 1994.
                            Prior to 1987, Mr. Miller served in various
                            management positions for Bendix Corporation,
                            Neptune International Corporation, Wheelabrator-
                            Frye Inc. and The Signal Companies, Inc.

 Richard H. Roberts........ Mr. Roberts, 47, has served as a director of the
                            Company since April 1994. Mr. Roberts currently
                            serves as Senior Vice President, Secretary and
                            General Counsel of Forward Air Corporation, a
                            position he has held since August, 1994. He also
                            holds similar positions with Landair Corporation
                            which he has held since September, 1998. Mr.
                            Roberts was partner in the law firm of Baker,
                            Worthington, Crossley & Stansberry, counsel to the
                            Company, from January 1991 to August 1994 and
                            prior thereto was an associate of the firm.
                            Mr. Roberts has served as a director of Landair
                            Services, Inc. since May 1995.

  The Board of Directors held five meetings during the fiscal year ended April 30, 2001. The Board of Directors has standing Audit, Compensation and Nominating Committees. The Audit Committee is comprised of Messrs. Chandler, Drack and Roberts. The Audit Committee meets with the Company's independent auditors to review the Company's financial statements and it is the function of this committee to ensure that the Company's financial statements accurately reflect the Company's financial position and results of operations. The report of the Audit Committee is included in this proxy statement on page 10. The Audit Committee held four meetings during fiscal 2001.

  The purpose of the Compensation Committee is to establish, among other things, salaries, bonuses and other compensation for the Company's officers, and to administer the Company's stock option and other employee benefit plans. Messrs. Chandler, Drack and Roberts comprise the Compensation Committee, which met four times during fiscal 2001.

  The Nominating Committee is comprised of Messrs. Chandler, Drack and Miller. The Nominating Committee was established to evaluate candidates for service as directors to the Company. The Nominating Committee held one meeting during fiscal 2001. The Nominating Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for nominations set forth in Article I, Section 1.2, of the Company's Bylaws.

  All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they are members.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain information for each of the last three fiscal years of the Company concerning compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to each of the Company's other most highly compensated executive officers as of the end of fiscal 2001 who earned in excess of $100,000 in salary and bonus during fiscal 2001 (collectively, the "Named Executive Officers").

                                                             Long Term
                                       Annual              Compensation
                                  Compensation(1)             Awards
                                  ----------------    -------------------------
                                                      Securities    All Other
                                   Salary   Bonus     Underlying   Compensation
Name and Principal Position  Year   ($)      ($)      Options (#)      ($)
---------------------------  ---- -------- -------    ----------   ------------
William G. Miller..........  2001 $180,000     --          --            --
 Chairman                    2000  180,000     --          --            --
                             1999  180,000     --          --            --

Jeffrey I. Badgley.........  2001  266,667     --          --         $8,928(5)
 President and Chief
  Executive Officer          2000  245,833     --       16,000         1,424(3)
                             1999  191,667 $60,000(2)  120,000(4)      1,653(3)

Frank Madonia..............  2001  191,667     --          --          6,628(3)(6)
 Executive Vice President,
  Secretary and              2000  178,333     --       12,000         1,762(3)
 General Counsel             1999  145,625  48,333(2)   90,000(4)      1,592(3)

J. Vincent Mish............  2001  163,333  30,000         --          6,222(3)(7)
 Vice President, Chief
  Financial Officer and      2000  153,333     --       12,000         1,312(3)
 President of the Financial
  Services Group             1999  120,000  48,333(2)    7,500         1,205(3)

--------
(1) Excludes perquisites and other personal benefits aggregating less than $50,000 or 10% of the named executive officer's annual salary and bonus.

(2) Bonus awards consist entirely of amounts earned in previous fiscal years which are paid incrementally to the executive officer in the year noted in accordance with the Company's bonus plan.

(3) Consists of a matching contribution made to the executive's account in the Company's 401(k) Plan.

(4) Issued in connection with employment agreements entered into in September 1998, as further described under the heading "Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements" below.

(5) Mr. Badgley's other compensation includes $6,250 received from the sale of 125,000 out of the money options to the Company at a purchase price of $0.05 per option and a $2,678 matching contribution to Mr. Badgley's account in the Company's 401(k) Plan.

(6) Mr. Madonia's other compensation includes $4,700 received from the sale of 94,000 out of the money options to the Company at a purchase price of $0.05 per option and a $1,928 matching contribution to Mr. Madonia's account in the Company's 401(k) Plan.

(7) Mr. Mish's other compensation includes $4,700 received from the sale of 94,000 out of the money options to the Company at a purchase price of $0.05 per option and a $1,522 matching contribution to Mr. Mish's account in the Company's 401(k) Plan.

Options Exercised in Last Fiscal Year, Fiscal Year End Option Values

  The following table summarizes certain information regarding year end option values of the Named Executive Officers. The Named Executive Officers did not exercise any options during the fiscal year. The closing sale price of the Company's Common Stock on the New York Stock Exchange ("NYSE") as of the last business day of its fiscal year, April 30, 2001, was $0.74 per share. Because the closing sale price of the Company's Common Stock on April 30, 2001 was less than the exercise price of the options, no unexercised options were in-the-money.

                                                         Number of securities
                                                        underlying  unexercised
                                                       options at April 30, 2001
                                                            (No. of shares)
                                                       -------------------------
   Name                                                Exercisable Unexercisable
   ----                                                ----------- -------------
   William G. Miller..................................       --          --
   Jeffrey I. Badgley.................................   270,929      72,000
   Frank Madonia......................................   232,429      54,000
   J. Vincent Mish....................................   191,179      12,750

Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements

  In September 1998, the Company entered into employment agreements with Messrs. Badgley and Madonia. Each employment agreement provides for a rolling three-year term, extended automatically each day for an additional day such that the remaining term of each employment agreement is three years. However, on each individual's 62nd birthday, the employment agreement ceases to extend automatically, and instead terminates three years from that date. The employment agreements provide for base salaries of $200,000 to Mr. Badgley, and $165,000 to Mr. Madonia, each subject to annual review by the Board of Directors. Additionally, each individual may participate in any bonus plans or other benefits generally available to executive officers of the Company. The Company may terminate Messrs. Badgley or Madonia pursuant to their respective employment agreements for any reason upon written notice. However, if termination is for other than "just cause" (as defined in the employment agreements), 100% of the terminated individual's options on Company stock granted pursuant to the Company's Stock Option and Incentive Plan will vest and become immediately exercisable, and the Company must pay the terminated individual his current base salary plus bonuses and health and life insurance benefits for a period of three years, or until the end of the term of the employment agreement, whichever is shorter. Finally, each employment agreement also provides for non-competition and confidentiality during employment and for a period ending two years from termination or expiration of the employment agreement (or one year if termination occurs pursuant to a change in control as defined in each individual's change in control agreement described below).

  In September 1998, the Company entered into change in control agreements with Messrs. Badgley and Madonia. Each change in control agreement provides for a rolling three-year term, extended automatically each day for an additional day such that the remaining term of each employment agreement is three years. However, on each individual's 62nd birthday, the employment agreement ceases to extend automatically, and instead terminates three years from that date. Upon termination within 6 months prior to or 2 years after a change in control (as defined in each respective change in control agreement), Messrs. Badgley and Madonia are entitled to payment of then current salary, plus bonuses and incentives, and health and life insurance coverage for a period of three years following termination.

  In July 1997, the Company entered into an employment agreement with Mr. Miller which provides for a base salary as agreed to by the Company and Mr. Miller from time to time, but which shall in any event be substantially the same as the base salary of the Chief Executive Officer of the Company unless Mr. Miller agrees to accept a lower salary. Mr. Miller also receives certain insurance and other benefits as are generally provided by the Company to its executive employees. Mr. Miller's employment agreement is for an indeterminate term and requires Mr. Miller to meet certain concurrent employment conditions with the Company or its affiliates. Employment may be terminated by either party upon three years written notice or for "cause," as defined in the employment agreement. The agreement also provides for non-competition by Mr. Miller for a period ending three years from termination of the agreement if the agreement is terminated by breach of Mr. Miller.

Compensation of Directors

  The members of the Board of Directors who are employees of the Company do not receive additional compensation for Board or committee service. Upon initial election to the Board, each non-employee director is granted an option to purchase 10,000 shares of Common Stock as of the date of becoming a director. In addition, on the first business day following each annual meeting of shareholders, each non-employee director receives an option to purchase a number of shares of the Company's Common Stock equal to $32,500 divided by the Black-Scholes value (as established by the Company's independent accountant) of an option to purchase one such share, and up to 2,000 additional shares based upon the earnings of the Company.

Compensation Committee Interlocks and Insider Participation

  During fiscal 2001, the Compensation Committee was comprised of Messrs. Chandler, Drack and Roberts, all of whom were non-employee directors.

Compensation Committee Report on Executive Compensation

  Overview. The Company's general compensation policies on executive officer compensation are administered by the Compensation Committee (the "Committee") of the Board of Directors; however, the Committee submits its determinations to the full Board for its comments and concurrence. All members of the Committee are non-employee directors. It is the responsibility of the Committee to determine whether the executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its shareholders.

  The three components of executive officer compensation are base salary, annual cash bonus awards and stock option grants, except with respect to the Chairman, who declined any stock option award in fiscal 2001 as has been his custom in previous years. In addition to the Committee's determinations on base salary and bonus award, the Committee administers the Company's 1994 stock option plan ("1994 Plan") and recommends to the Board of Directors the options to be granted to executive officers.

  The Company believes that its executive compensation policy should be reviewed annually and should be reviewed in light of the Company's financial performance, its annual budget, its position within its industry sectors and the compensation policies of similar companies in its business sectors. The Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the level of experience and the responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, organization development, public affairs and civic involvement are deemed to be important qualitative factors to take into account in considering levels of compensation. No relative weight is assigned to these qualitative factors, which are applied subjectively by the Committee.

  During fiscal 1999, the Compensation Committee conducted an executive compensation study with the assistance of an independent consulting firm specializing in these matters. The Committee compared compensation packages, including salary, bonus and equity incentives, of executive management of other companies with those of the Company. The Committee noted that the compensation packages of the Company's executive officers were in general substantially below the averages reflected in this survey. As a result of this study, the Company began the incremental process of increasing the compensation of its executive officers by entering into the employment agreements described under "Employment Contracts, Termination of Employment, Severance and Change in Control Arrangements", providing for the salary increases and the option grants reflected in such agreements.

  Option Grants. The Company uses grants of options to better align the interests of the Company's officers and employees with the long-term interests of the Company and its shareholders. All options for the purchase of 500 or more shares generally vest in four equal annual installments, and all options for the purchase of fewer than 500 shares vest in two equal annual installments. All options are exercisable until the tenth anniversary of the grant date unless otherwise earlier terminated pursuant to the terms of the individual option agreement. The Committee strongly believes it is important for the non-executive officer employees of the Company to have a long-term equity interest in the Company. During the 2001 fiscal year, the Company granted an aggregate of 330,650 options to employees and executive officers under the 1994 Plan. No options were granted to the Named Executive Officers.

  Salaries. During fiscal 2001, the Committee reviewed the salaries of all executive officers and the established levels of participation of those officers in the Company's Cash Bonus Plan and the 1994 Plan. In its review, the Committee discussed the performance of the executive officers with the Chief Executive Officer and further considered the compensation packages, employment agreements (as applicable) and existing stock options (as applicable) of each officer and of the Chief Executive Officer. The Committee's review of executive officer compensation included consideration of individual performance and contribution to the Company, a comparison to compensation paid to executive officers in companies of similar size in related industries, the financial performance of the Company, and other factors the Committee believed were relevant in making its determination.

  Employment Agreements. Each of Messrs. Badgley, Miller and Madonia is a party to an employment agreement with the Company or a subsidiary of the Company, which is described under "Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements."

  Federal Income Tax Deductibility Limitation on Executive
Compensation. Section 162(m) of the Internal Revenue Code was enacted as part of the 1993 Omnibus Budget Reconciliation Act ("OBRA") and generally disallows a corporate deduction for compensation over $1,000,000 paid to the Company's Chief Executive Officer or any other of the four highest compensated officers. The Committee continues to analyze the potential impact of this limitation. Under the regulations and the transition rules, executive compensation pursuant to the 1994 Plan should be qualifying "performance based" compensation and therefore be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company, however, including base salary and amounts awarded under the Cash Bonus Plan, are not excluded from the limit. The Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because of the spread between present levels of executive officer compensation and the limit under the regulation. In any event, the Committee believes that performance based compensation is desirable and can be structured in a manner to constitute qualifying as performance based compensation under Section 162(m).

                                          Paul E. Drack
                                          A. Russell Chandler, III
                                          Richard H. Roberts

Audit Committee Report

  The Company's Audit Committee is comprised of three independent members, and is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the board of directors in March 2000. A copy of the Audit Committee Charter is attached to this proxy statement as Annex A.

  The responsibilities of the Audit Committee include recommending to the board of directors an accounting firm to be engaged as independent accountants. In addition, the Audit Committee is responsible for recommending to the board of directors that the Company's financial statements be included in the Company's annual report to shareholders.

  The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended April 30, 2001 with management, and has discussed with Arthur Andersen LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Arthur Andersen required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Arthur Andersen with that firm.

  Based on the reports and discussions described in this report the Audit Committee recommended to the board of directors that the Company's audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended April 30, 2001 for filing with the Securities and Exchange Commission.

                                          Paul E. Drack
                                          A. Russell Chandler, III
                                          Richard H. Roberts

Independent Public Accountants

  The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed Arthur Andersen LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders.

  A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

 Audit Fees

  Arthur Andersen LLP billed the Company aggregate fees of $347,500 for professional services rendered for the audit of financial statements for fiscal year 2001, and the reviews of financial statements included in Forms 10-Q filed during fiscal year 2001.

 All Other Fees

  Arthur Andersen LLP billed the Company aggregate fees of $373,650 for all other services rendered to it during fiscal year 2001. The Company did not engage Arthur Andersen during fiscal 2001 for management information system services.

  The Audit Committee has considered whether the provision of other services by Arthur Andersen LLP is compatible with maintaining the independence of Arthur Andersen LLP.

Performance Graph

  The following line graph compares the percentage change in the cumulative shareholder return of the Common Stock with The New York Stock Exchange Composite Index and the Standard & Poor's Heavy Duty Trucks and Parts Index over the period of time from April 30, 1996 through April 30, 2001. The respective returns assume reinvestment of dividends paid.


                       [Performance Graph appears here]

                         4/30/96 4/30/97 4/30/98 4/30/99 4/28/00 4/30/01
                         ------- ------- ------- ------- ------- -------
Miller Industries,
 Inc....................   100     129      86      55      37       8
NYSE Composite Index....   100     119     164     181     184     181
S&P Heavy Duty Trucks &
 Parts..................   100     124     194     221     169     160

                PROPOSAL 2: AMENDMENT TO THE CHARTER TO EFFECT
              A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK

General

  The Company's Board of Directors has unanimously adopted a resolution approving, and recommending to the Company's shareholders for their approval, a proposal to amend Article Eight of the Charter of the Company to authorize a reverse split of the shares of the Company Common Stock at a ratio of one-for-five. The form of the proposed amendment is annexed to this proxy statement as Annex B. The amendment to the Charter will effect the reverse stock split by reducing the number of outstanding shares of Common Stock at a ratio of one-for-five, but will not increase the par value of the Common Stock, and will not change the number of authorized shares of Common Stock.

  Approval of the proposed amendment to the Charter to effect a reverse stock split requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock.

Reasons for the Amendment to the Company's Charter to Effect a Reverse Stock
Split

 Listing on the New York Stock Exchange

  The Company's Common Stock is currently listed on the New York Stock Exchange ("NYSE"). The NYSE requires that listed stocks maintain an average closing price of $1.00 per share. Trading of the Company's shares of Common Stock have averaged below $1.00 per share has for much of 2001, but has recently begun trading slightly above $1.00. The Company was notified by the NYSE that the Company was not in compliance with the minimum average closing price requirement. The NYSE informed the Company that the Company's Common Stock would be required to maintain a minimum average closing price of at least $1.00 per share over the 30 trading days ended July 2, 2001, or face possible delisting from the NYSE. After the 30-day period expired without the Common Stock achieving the required $1.00 average share price, the Company informed the NYSE that it intended to pursue a reverse stock split in order to increase the market price per share of the Common Stock. The NYSE accepted the Company's proposal for regaining compliance with the NYSE's minimum share price listing requirement, and agreed to allow the Company time to solicit necessary shareholder approvals for the reverse split.

  The Board has determined that the continued listing of the Company's Common Stock on the NYSE is in the best interests of the shareholders. If the Common Stock were delisted from the NYSE, the Board believes that the liquidity in the trading market for the Company's Common Stock could be significantly decreased which could reduce the trading price and increase the transaction costs of trading shares of the Common Stock.

 Potential Increased Investor Interest

  The Board believes a higher price may help generate investor interest in the Company and help attract and retain employees and other service providers. On August 15, 2001 the Common Stock closed at $1.05 per share. In approving the reverse stock split, the Board considered that the Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, the Board believes that most investment funds are reluctant to invest in lower priced stocks.

  The Board further believes that a higher stock price would help attract and retain employees and other service providers. The Board believes that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of size of the company's market capitalization. If the reverse stock split successfully increases the per share price of the Company's Common Stock, the Board believes this increase will enhance the Company's ability to attract and retain employees and service providers.

Potential Risks of the Reverse Stock Split

  Upon effectiveness of the reverse stock split there can be no assurance that the price of the Company's Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split, that the reverse stock split will result in a per share price that will increase the Company's ability to attract and retain employees and other service providers, that the market price of the post-split Common Stock can be maintained above $1.00, or that the Common Stock will not be delisted from the NYSE for other reasons. The market price of the Company's Common Stock will also be based on our performance and other factors, many of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, liquidity of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Potential Effects of the Reverse Stock Split

  Pursuant to the reverse stock split each holder of five shares of the Company's Common Stock, par value $.01 per share, immediately prior to the effectiveness of the reverse stock split will become a holder of one share of the Company's Common Stock, par value $.01 per share, after consummation of the reverse stock split. For example, a holder of 1,000 shares of Common Stock prior to the reverse stock split would hold 200 shares of Common Stock after the reverse stock split is effective.

 Accounting Matters

  The reverse stock split will not affect the par value of the Company's Common Stock. As a result, on the effective date of the reverse stock split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to one-fifth ( 1/5 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

 Effect on Authorized and Outstanding Shares

  We are currently authorized to issue a maximum of 100,000,000 shares of Common Stock. As of the record date, there were 46,708,767 shares of the Company's Common Stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of Common Stock will not change as a result of the reverse stock split, the number of shares of Common Stock issued and outstanding, or held as treasury shares, will be reduced to approximately 9,341,754.

  With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of the Common Stock prior and subsequent to the reverse stock split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would change as a result of the reverse stock split.

  The reverse stock split will be effected simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the

Company's shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. See "Fractional Shares" below. Common Stock issued pursuant to the reverse stock split will remain fully paid and non-assessable.

  The Company's Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, the Company is subject to periodic reporting and other requirements. The proposed reverse stock split will not affect the registration of the Common Stock under the Exchange Act.

 Potential Odd Lots

  If approved, the reverse stock split will result in some shareholders owning "odd-lots" of less than 100 shares of the Company's Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Increase of Shares of Common Stock Available for Future Issuance

  As a result of the reverse stock split, there will be a reduction in the number of shares of the Company's Common Stock issued and outstanding, or held as treasury shares, and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse stock split. The increase in available shares could be used for any proper corporate purpose approved by the Board including, among other purposes, future financing transactions.

 Potential Anti-Takeover Effect

  Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of the Board or contemplating a tender offer or other transaction involving the combination of the Company with another company), the reverse stock split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of the Company's Common Stock or obtain control of the Company. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to the Charter that could be construed to affect the ability of third parties to take over or change the control of the Company.

Effectiveness of the Reverse Stock Split

  The reverse stock split, if approved by the Company's shareholders, will become effective upon the filing with the Secretary of State of the State of Tennessee of Articles of Amendment to the Company's Charter in substantially the form of the Articles of Amendment attached to this proxy statement as Annex B. It is expected that such filing will take place on or shortly after the date of the annual meeting assuming the shareholders approve the reverse stock split.

  Commencing upon the date of the filing of the amendment effecting the reverse stock split with the Tennessee Secretary of State, each certificate representing the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock resulting from the reverse stock split. As soon as practicable after the effective date, shareholders will be notified as to the effectiveness of the reverse stock split and instructed as to how and when to surrender their certificates representing shares of Common Stock prior to the reverse stock split in exchange for certificates representing shares of Common Stock after the reverse stock split. The Company intends to use SunTrust Bank as its exchange agent in effecting the exchange of the certificates following the effectiveness of the reverse stock split.

Fractional Shares

  The Company will not issue fractional shares in connection with the reverse stock split. Instead, the Company will redeem any fractional share which results from the reverse stock split at a price per share equal to the closing sale price of the Common Stock on the trading day immediately preceding the effective date of the reverse split, as reported on the New York Stock Exchange. No brokerage commission will be payable by holders who receive cash in lieu of fractional shares. The Company will not issue certificates representing fractional shares and will pay the redemption price to redeem fractional shares resulting from the reverse split upon presentation to the Company's transfer agent of the certificates representing such shares.

Certain Federal Income Tax Consequences

  The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this proxy statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Shareholders are urged to consult their own tax advisors to determine the particular consequences to them.

  The receipt of the Common Stock following the effectiveness of the reverse stock split solely in exchange for the Common Stock held prior to the reverse stock split will not generally result in a recognition of gain or loss to the shareholders. The adjusted tax basis of a shareholder in the Common Stock received after the reverse stock split will be the same as the adjusted tax basis of the Common Stock held prior to the reverse stock split exchanged therefore, and the holding period of the Common Stock received after the reverse stock split will include the holding period of the Common Stock held prior to the reverse stock split exchanged therefore. To the extent that a shareholder receives cash in lieu of fractional shares, such shareholder will generally be treated as having received a fractional interest in a share of common stock represented by a new certificate which is then redeemed by the Company. Such shareholder generally will recognize taxable gain or loss, as the case may be, equal to the difference, if any, between the amount of cash received and such shareholder's aggregate basis in the share of stock prior to the reverse split to which such fractional share interest is attributable. If such shares are a capital asset in the hands of such shareholder, the gain or loss will be long-term gain or loss if the shares were held for more than one year. No gain or loss will be recognized by the Company as a result of the reverse stock split.

Appraisal Rights

  No appraisal rights are available under the Tennessee Business Corporation Act or under the Company's Charter or bylaws to any shareholder who dissents from the proposal to approve the amendment to the charter to effect the reverse stock split.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE CHARTER TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, The New York Stock Exchange and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that during fiscal 2001 all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were complied with, and the Company is not aware of any filing delinquencies.

                   DEADLINES FOR SUBMISSION TO SHAREHOLDERS
                      OF PROPOSALS TO BE PRESENTED AT THE
                      2002 ANNUAL MEETING OF SHAREHOLDERS

  Any proposal intended to be presented for action at the 2002 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than April 20, 2002 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to its 2002 Annual Meeting of Shareholders. In the event that a proposal intended to be presented for action at the 2002 Annual Meeting of Shareholders by any shareholder of the Company is not received by the Secretary of the Company on or before April 20, 2002, then the management proxies would be allowed to use their discretionary voting authority if the proposal is raised at the annual meeting, whether or not the matter is discussed in the Proxy Statement. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the Securities and Exchange Commission at the time in effect.

                           METHOD OF COUNTING VOTES

  Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted for the purposes of determining a quorum. Abstentions and non-votes are treated as votes against the proposals presented to the shareholders other than the election of directors. Because directors are elected by a plurality of the votes cast, abstentions are not considered in the election. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

                                 MISCELLANEOUS

  It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxies promptly.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 2001 IS INCLUDED WITHIN THE ANNUAL REPORT PREVIOUSLY MAILED TO SHAREHOLDERS. COPIES OF EXHIBITS FILED WITH THE FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST UPON PAYMENT OF CHARGES APPROXIMATING THE COMPANY'S COST. REQUESTS SHOULD BE MADE IN WRITING TO FRANK MADONIA, EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, MILLER INDUSTRIES, INC., 8503 HILLTOP DRIVE, OOLTEWAH, TENNESSEE 37363.

                                    ANNEX A

                            Miller Industries, Inc.

                 Amended and Restated Audit Committee Charter

I. Purpose

  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by:

  . Serving as an independent and objective party to monitor the Company's financial statements, financial reporting process and internal control system.

  . Reviewing and appraising the Company's outside auditors and internal financial management.

  . Providing an open avenue of communication among the Company's outside auditors, management, including internal financial management, and the Board.

  The Audit Committee will further carry out its purpose by engaging in the activities enumerated in Section IV of this Charter.

II. Membership Requirements

  Members of the Audit Committee shall meet the following qualifications, or such other qualifications as may be imposed from time to time by the Board, by law or by the listing requirements of any stock exchange or automated quotation system upon which a security of the Company may be traded or quoted.

  (A) Independence

  The Audit Committee shall be comprised of three or more directors as determined by the Board. Except as provided below, all members of the Audit Committee shall be free of any relationship to the Company that may interfere with the exercise their independence from management and the Company.

  In addition to the general requirement of independence described above, the following restrictions shall apply to the members of the Audit Committee:

    (1) Employees.  A director who is an employee (including a non-employee
        ---------
  executive officer) of the Company or any of its affiliates may not serve on the Audit Committee until three years following the termination of his or her employment.

    (2) Business Relationship.  A director (a) who is a partner, controlling
        ---------------------
  stockholder, or executive officer of an organization that has a business relationship with the Company, or (b) who has a direct business relationship with the Company may serve on the Audit Committee only if the Board determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment. In making a determination regarding the independence of a director pursuant to this paragraph, the Board will consider, among other things, the materiality of the relationship to the Company, to the director, and, if applicable, to the organization with which the director is affiliated.

    A "business relationship" can include commercial, industrial, banking, consulting, legal, accounting and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Audit Committee without the above-referenced Board determination after three years following the termination of, as applicable, either (x) the relationship between the organization with which the director is affiliated and the Company, (y) the relationship between the director and his or her partnership status, stockholder interest or executive officer position or (z) the direct business relationship between the director and the Company.

  (3) Cross Compensation Committee Link. A director who is employed as an
      ---------------------------------
  executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

  (4) Immediate Family. A director who is a spouse, parent, child, sibling,
      ----------------
  mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law or who shares the home of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Audit Committee until three years following the termination of such employment relationship.

  Notwithstanding the preceding limitations, one director who is no longer an employee or who is an immediate family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Audit Committee if the Board determines in its business judgment that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders. This exception shall not apply to persons disqualified for any other reason described above.

  (B) Financial Literacy

  Each member of the Audit Committee shall be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee; and at least one member of the Audit Committee must have accounting or related financial management expertise.

  (C) Election, Removal and Replacement

  The members of the Audit Committee shall be elected by the Board. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair.

  In the event a director becomes disqualified from membership on the Audit Committee, such director shall be removed as soon as practicable from service on the Audit Committee by the Board. In the event the removal, resignation, retirement, death or other termination of a director from service on the Audit Committee results in the Audit Committee comprising less than three members, the Board shall elect a new qualified director to the Audit Committee as soon as practicable. If such election to the Audit Committee requires the election by the shareholders of the Company or the directors of new director to the Board, the Company and the Board may consult with any stock exchange or automated quotation system upon which a security of the Company may be traded or quoted.

III. Meetings and Governance

  The Audit Committee shall meet at least annually in connection with the Company's annual audit, or more frequently as circumstances dictate. In addition, the Audit Committee or its Chair shall meet to review the Company's quarterly or other interim financial statements, as appropriate. Such meetings may be held in or out of the presence of the Company's management, outside auditors or both, as appropriate. Other governance matters not addressed herein shall be governed by the Company's articles of incorporation or bylaws.

IV. Duties, Responsibilities and Activities

  To fulfill its purpose, the Audit Committee has the following duties and responsibilities and shall engage in the following activities:

  (A) Review of Charter and Financial Statements and Reports

  The Audit Committee shall review the Company's financial statements, reports and other financial information, in conjunction with the Company's internal financial management and outside auditors, as appropriate. Such review shall include candid discussions of the quality--not merely the acceptability--of the Company's accounting principles as applied in its financial reporting. Reviews shall occur prior to dissemination of the statement, report or other document to a third party or the public. Without limitation, the Audit Committee shall review:

  . The annual financial statements and any reports or other financial information, including any certification, report, opinion, or review rendered by the outside auditors.

  . Any quarterly or other interim financial statements and any reports or other financial information, including any certification, report, opinion, or review rendered by the outside auditors. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  . This Charter on an annual basis, or more frequently as circumstances dictate.

  . As circumstances dictate and as deemed necessary or advisable from time to time, any material internal financial reports to management prepared by internal financial management.

  . As circumstances dictate and as deemed necessary or advisable from time to time, any financial statements and any reports or other financial information, including any certification, report, opinion, or review by accountants, of the Company's franchisees.

  (B) Relationship with Outside Auditors

  The Audit Committee's and the Board's relationship with the Company's outside auditors shall governed by the following principles:

  . The Company's outside auditors are ultimately accountable to the Audit Committee and the Board.

  . The Audit Committee and the Board are ultimately responsible for selecting, evaluating and, where appropriate, replacing the Company's outside auditors, and, where deemed desirable, submitting such actions to the shareholders of the Company for ratification or approval.

  . The Audit Committee is responsible for ensuring receipt from the outside auditors of a formal written statement delineating all relationships between the outside auditors and the Company. The Audit Committee is responsible for actively engaging in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors. The Audit Committee is further responsible for taking, or recommending that the Board take, appropriate action in response to the outside auditor's report to satisfy itself of the outside auditors' independence.

  (C) Relationship with Company and Internal Financial Management

  The Audit Committee's and the Board's relationship with the Company's management, including its internal financial management, shall governed by the following principles:

  . The Audit Committee is responsible for reviewing the integrity of the Company's financial reporting process, both internal and external.

  . The Audit Committee is responsible for reviewing the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  . The Audit Committee is responsible for considering and approving, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the outside auditors or management, including internal financial management.

  (D) Audit Committee Report

  The Audit Committee shall prepare an Audit Committee Report annually in connection with the Company's annual audit. The Report shall address such matters as deemed appropriate by the Audit Committee, but shall state whether the Audit Committee:

  . Reviewed and discussed the Company's audited financial statements with management.

  . Discussed with the outside auditors such qualitative matters concerning the Company's accounting principles as applied in its financial reporting as are appropriate.

  . Received from the outside auditors a formal written statement delineating all relationships between the outside auditors and the Company.

  . Recommends to the Board that the Company's audited financial statements be included in the Company's public filings or other publicly available reports.

  The names of the members of the Audit Committee shall appear at the end of the Report.

  (E) Other Activities

  The Audit Committee may perform such activities from time to time, as the Board deems appropriate. Without limitation, such activities may be assigned to the Audit Committee because of the independence of its members.

                                    ANNEX B

                             Articles of Amendment
                                      Of
                            Miller Industries, Inc.

                                      1.

  The name of the corporation is Miller Industries, Inc.

                                      2.

  Article Eight of the Charter of the Corporation is hereby amended as follows:

  By adding as a second sentence to the first paragraph of Article Eight, the following:

    Simultaneously with the effective date of these Articles of Amendment (the "Effective Date") all issued and outstanding shares of Common Stock ("Existing Common Stock") shall be and hereby are automatically combined and reclassified (the "Reverse Split") as follows: each five (5) shares of Existing Common Stock shall be combined and reclassified (the "Reverse Split") as one share of issued and outstanding Common Stock ("New Common Stock"). The Corporation shall not issue fractional shares on account of the Reverse Split. Instead, the Corporation will redeem any fractional share which results from the reverse stock split at a price per share equal to the closing sale price of the Common Stock on the trading day immediately preceding the effective date of the reverse split, as reported on the New York Stock Exchange.

    The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Existing Common Stock in exchange for certificates representing Existing Common Stock. From and after the Effective Date, certificates representing shares of Existing Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock.

    From and after the Effective Date, the term "New Common Stock" as used in this Article Four shall mean Common Stock as provided in the Certificate of Incorporation.

                                      3.

  The foregoing amendment to the Charter was duly adopted by the shareholders of the Corporation on September 24, 2001.

                       [LOGO OF MILLER INDUSTRIES, INC.]
                    ----------------------------------------

                            MILLER INDUSTRIES, INC.
  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF
             SHAREHOLDERS TO BE HELD ON MONDAY, SEPTEMBER 24, 2001
                                     PROXY
  The undersigned shareholder of Miller Industries, Inc. hereby constitutes and appoints William G. Miller and Frank Madonia, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of the Shareholders to be held at the Hilton Northeast Atlanta, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on Monday, the 24th day of September, 2001, at 10:00 a.m., and at any and all adjournments thereof as follows:
(1) [_] FOR all of the following nominees for directors (except as marked to the contrary below):
    NOMINEES: Jeffrey I. Badgley, A. Russell Chandler, III, Paul E. Drack, William G. Miller and Richard H. Roberts.
    [_] WITHHOLD AUTHORITY to vote for all nominees listed.
    (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

    --------------------------------------------------------------------

(2) Proposal to amend the Company's Charter to effect a one-for-five reverse split of all issued and outstanding shares of the Company's Common Stock.
                         [_] FOR[_] AGAINST[_] ABSTAIN

(3) For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

  THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" EACH OF THE PROPOSALS LISTED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

  It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

  The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated August 20, 2001 and the Proxy Statement furnished therewith.

                                       Dated and signed _________________, 2001

                                       ________________________________________
                                       ________________________________________

                                       (Signature should agree with the
                                       name(s) hereon. Executors,
                                       administrators, trustees, guardians and
                                       attorneys should so indicate when
                                       signing. For joint accounts each owner
                                       should sign. Corporations should sign
                                       their full corporate name by a duly
                                       authorized officer.)

  This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, P.O. Box 105649, Atlanta, Georgia 30348-9923, in the accompanying prepaid envelope.